Exhibit 10.1

AMENDMENT TO

INTERIM CHIEF EXECUTIVE OFFICER AGREEMENT

This Amendment (this “Amendment”) to the Interim Chief Executive Officer Agreement (the “Interim CEO Agreement”), effective May 1, 2024, between Samir R. Patel, M.D. (“Interim CEO”) and Akari Therapeutics, Plc (the “Company”) is effective as of July 1, 2024. All capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Interim CEO Agreement.

WHEREAS, the Company and Interim CEO desire to modify the compensation provisions of the Interim CEO Agreement as set forth below.

NOW, THEREFORE, the Interim CEO Agreement is modified as set forth below:

1.
Exhibit A to the Interim CEO Agreement is hereby amended and restated as set forth on Exhibit A to this Amendment.

2.
Except as modified by this Amendment, the Interim CEO Agreement is in all other respects hereby in full force and effect and is hereby confirmed.

3.
This Amendment, together with the Interim CEO Agreement, constitutes the entire understanding and agreement of the parties with respect to the transactions contemplated herein and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such transactions, except that this Amendment does not supersede any confidentiality, intellectual property assignment, non-solicitation or other restrictive covenant between Interim CEO and the Company.

4.
This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument. Counterparts of this Addendum (or applicable signature pages hereof) that are manually or electronically signed and delivered by email transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

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AKARI THERAPEUTICS, PLC

By:	/s/ Raymond Prudo

Name:	Raymond Prudo

Title:	Chairman

SAMIR R. PATEL, M.D.

By:	/s/ Samir R. Patel, M.D.

Name:	Samir R. Patel, M.D.

EXHIBIT A

SERVICES

Interim CEO’s “Services” under the Interim Chief Executive Officer Agreement shall be providing such services appropriate for the Chief Executive Officer of Akari as prescribed by Akari’s Board of Directors of from time to time. Interim CEO will report to the Akari’s Board of Directors.

COMPENSATION

As exclusive compensation for the Services and the rights granted to the Company in this Agreement, during the Term, the Company will compensate Interim CEO as follows:

1.
$50,000 per month. Such compensation will be paid in in the form of fully vested non- qualified options to purchase Ordinary Shares, $0.0001 par value per share, of Akari (“NQSOs”), which NQSOs will be issued within a reasonable period of time following the end of each quarter (or partial quarter) worked and the number of American Depositary Shares (“ADSs”) underlying each monthly NQSO grant will be equal to two times the number determined by dividing $50,000 (pro-rated for any partial month worked as Interim Chief Executive Officer of the Company) by the closing price of the ADSs on the Nasdaq Capital Market on the last day of each month (or partial month) worked; and
2.
Reasonable travel expenses incurred by Interim CEO in completing the Services and that are documented and submitted to the Company in accordance with the Company’s standard policies and procedures regarding reimbursement will be reimbursed by the Company as soon as reasonably practicable. Interim CEO will not be eligible for reimbursement for any other expenses incurred by Interim CEO in connection with the Services.

For the avoidance of doubt, Interim CEO will not be entitled to any other compensation from the Company for the Services, including without limitation, any bonuses or severance payments or benefits.